As filed with the Securities and Exchange Commission on June 8, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

INTEGRA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	35-1632155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
21 S.E. Third Street
P.O. Box 868
Evansville, Indiana 47705-0868
(Address of Principal Executive Offices) (Zip Code)
INTEGRA BANK CORPORATION 2007 EQUITY INCENTIVE PLAN
(Full title of the plan)
Martin M. Zorn
21 S.E. Third Street
P.O. Box 868
Evansville, Indiana 47705-0868
(Name and address of agent for service)
(812) 461-5794
(Telephone number, including area code, of agent for service)
Copy to:
David C. Worrell
Baker & Daniels LLP
600 East 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered	Per Share	Price	Registration Fee
Common stock, $1.00 stated value	400,000 (1)	$1.24 (2)	$496,000.00 (2)	$27.68 (2)

(1)	This Registration Statement registers 400,000 shares of common stock under the 2007 Equity Incentive Plan, as amended (the “2007 Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers additional shares of common stock as may be offered or issued to present dilution resulting from stock splits, stock dividends, and similar transactions in accordance with the anti-dilution provisions of the 2007 Plan.

(2)	Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the common stock as reported by the Nasdaq Global Market on June 2, 2009, which was $1.24 per share.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”
     This Registration Statement relates to the registration of 400,000 additional shares of Common Stock, $1.00 stated value per share, of Integra Bank Corporation (the “Registrant”) reserved for issuance and delivery under the Registrant’s 2007 Equity Incentive Plan, as amended (the “2007 Plan”). The increase in the number of shares authorized to be issued under the 2007 Plan was approved by the Registrant’s shareholders on April 15, 2009. Pursuant to a Registration Statement on Form S-8 filed by the Registrant on June 22, 2007, the Registrant has previously registered 600,000 shares of Common Stock reserved for issuance under the 2007 Plan. Except to the extent that they are superseded by information contained herein, or in exhibits hereto, the contents of that Registration Statement (File No. 333-143961) are incorporated herein by reference pursuant to General Instruction E to Form S-8.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on June 5, 2009.

INTEGRA BANK CORPORATION
By:	/s/ Michael J. Alley
Michael J. Alley
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Michael J. Alley and Martin M. Zorn, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Michael J. Alley and Martin M. Zorn, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ Michael J. Alley Michael J. Alley	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2009

/s/ Martin M. Zorn Martin M. Zorn	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	June 3, 2009

/s/ Michael B. Carroll Michael B. Carroll	Executive Vice President and Controller (Principal Accounting Officer)	June 3, 2009

/s/ Sandra Clark Berry Sandra Clark Berry	Director	June 3, 2009

/s/ Robert L. Goocher Robert L. Goocher	Director	June 3, 2009

Signature	Title	Date

/s/ H. Ray Hoops Dr. H. Ray Hoops	Director	June 3, 2009

/s/ Thomas W. Miller Thomas W. Miller	Director	June 3, 2009

Arthur D. Pringle, III	Director	June , 2009

/s/ Richard M. Stivers Richard M. Stivers	Director	June 3, 2009

Daniel T. Wolfe	Director	June , 2009

INDEX OF EXHIBITS

Exhibit
No.	Description of Exhibit

4.1	Restated Articles of Incorporation of Integra Bank Corporation (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-A/A dated June 12, 1998).

4.2	Articles of Amendment dated May 17, 2000 of Integra Bank Corporation (incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2000).

4.3	Articles of Amendment dated July 18, 2001 of Integra Bank Corporation (incorporated by reference to Exhibit 1 to the Registrant’s Current Report on Form 8-K dated July 18, 2001).

4.4	Articles of Amendment dated February 25, 2009 of Integra Bank Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 2, 2009).

4.5	Articles of Amendment dated April 15, 2009 of Integra Bank Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 15, 2009).

4.6	By-Laws of Integra Bank Corporation (as amended through May 4, 2009).

4.7	Integra Bank Corporation 2007 Equity Incentive Plan, as amended (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement dated March 18, 2009).

5.1	Opinion of Baker & Daniels LLP regarding legality of the securities being registered.

23.1	Consent of Crowe Horwath LLP.

23.2	Consent of Baker & Daniels LLP (included in Exhibit 5).

24.1	Powers of Attorney (included on the Signature Page of this Registration Statement).